Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 19 to Registration Statement (Investment Company Act File No. 811-21162) on Form N-1A of our report dated December 19, 2005 relating to the financial statements and financial highlights of Merrill Lynch Core Principal Protected Fund of Merrill Lynch Principal Protected Trust (the “Fund”) (to be renamed BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust) and of our report dated December 19, 2005 relating to financial statements and financial highlights of Master Large Cap Core Portfolio (the “Master”) one of the portfolios constituting Master Large Cap Series Trust, both appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the Master for the year ended October 31, 2005, which is incorporated by reference in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 28, 2006